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                                 EXHIBIT 10.31
                    (Form of Good News Guaranty Agreement)

                     GUARANTY AND SUBORDINATION AGREEMENT


     THIS GUARANTY AND SUBORDINATION AGREEMENT (this "Agreement"), effective as of the [10th] day of [January], 1998, by Good News Salisbury, Inc., a Maryland corporation ("Guarantor"), in favor of Capital Automotive, L.P., a Delaware limited partnership ("Landlord").

                                  WITNESSETH:
                                  ----------

     WHEREAS, Landlord has this day accepted the assignment of and has assumed a lease (the "Lease") of certain Properties identified on Schedule A hereto (individually a "Property" and collectively the "Properties") with Price Buick-Pontiac, Inc. and The Price Organization ("Tenant"), this Agreement being attached to the Lease;

     WHEREAS, in a related transaction Landlord is leasing certain other real estate to Guarantor; and

     WHEREAS, Landlord has required, as a condition to its leasing certain other real estate to Guarantor and to its accepting the assignment and assumption of the Lease, Guarantor to be a guarantor of each and every obligation imposed upon Tenant by the Lease.

     NOW, THEREFORE, to induce Landlord to accept the assignment and to assume the Lease and in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor, for itself, its successors and assigns, hereby covenants and agrees for the benefit of Landlord, as follows:

     1.  Guaranty.  Guarantor does hereby unconditionally and irrevocably
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guarantee to Landlord the full, complete and timely performance of all obligations imposed on Tenant by the terms of the Lease, including, but not limited to, the full, complete and timely payment of rent and all other sums due by Tenant under the Lease, and the payment as required by the Lease of all damages to Landlord which may result from Tenant's breach of any provision of the Lease, including, but not limited to, those relating to damage to any Property or the leased premises.

     2.  Guaranty of Payment and Performance.  Guarantor acknowledges and agrees
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that this is a guaranty of payment and performance and not mere collection.  The liability of Guarantor under this Agreement shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against Tenant or any other person or entity. Guarantor waives any right to require that an action be brought against Tenant or any other person or entity. In the event, on account of the Bankruptcy Reform Act of 1978, as amended, or
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any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, Tenant shall be relieved of the Lease or any debt, obligation or liability as provided in the Lease, Guarantor shall nevertheless be fully liable for the complete and timely performance of all obligations imposed on Tenant by the Lease throughout the entire term of the Lease, all to the same extent as if Guarantor had been the original tenant thereunder and the Lease shall be deemed unaffected by any such relief granted to Tenant. In the event of a default under the Lease which is not cured within any applicable grace or cure period, Landlord shall have the right to enforce its rights, powers and remedies thereunder or hereunder, in any order to the maximum extent permitted by law, and all rights, powers and remedies provided thereunder or hereunder or by law or in equity. If the obligations guaranteed hereby are partially performed, paid or discharged by reason of the exercise of any of the remedies available to Landlord, this Agreement shall nevertheless remain in full force and effect, and Guarantor shall continue to be liable for all remaining obligations guaranteed hereby, even though any rights which Guarantor may have against Tenant may be destroyed or dismissed by the exercise of any such remedy.

     3.  Waivers by Guarantor.  To the extent permitted by law, Guarantor hereby
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waives and agrees not to assert or take advantage of:

         (a) Any right to require Landlord to proceed against Tenant or any other person or entity or to proceed against or exhaust any security held by Landlord at any time or to pursue any other remedy in Landlord's power or under any other agreement before proceeding against Guarantor;

         (b) Any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or persons or the failure of Landlord to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person or persons:

         (c)   Any defense based upon an election of remedies by Landlord;

         (d) Any right or claim or right to cause a marshaling of the assets of Tenant or Guarantor;

         (e) Any invalidity, irregularity or unenforceability, in whole or in part, of any one or more provisions of the Lease;

         (f) Any modification of the Lease or of any obligation of Tenant thereunder by amendments to the Lease, by waivers granted by Landlord or by operation of law or by action of any court, whether pursuant to the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, or otherwise, except for modifications of the

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Lease made by Landlord relating to an extension of the Lease term (including permitting the Tenant to holdover), the increase of the Minimum Rent or an assignment of the Lease.

     4.  Subordination.  Guarantor and those parties signing below for the
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purpose of being bound by this Section 4 (collectively, "Section 4 Signers")
hereby unconditionally and irrevocably subordinate (i) all payments due or to become due by Tenant to the Section 4 Signers, or any of them, by reason of any and all debts or other obligations, including the obligation to pay salaries or other compensation (collectively "Debt Payments") and (ii) the receipt of all dividends or other distributions of any kind or nature (collectively, "Distributions") to the payment of all sums due or to become due by Tenant to Landlord under the Lease, including the payment of Rent and all damages due by reason of Tenant's breach of the Lease; provided, however, that for so long as there shall be no existing Event of Default under the Lease, after the payment of each monthly installment of Rent, the Section 4 Signers shall be entitled to receive Debt Payments due for such month.

     5.  Default by Tenant.  Landlord agrees to delive to Guarantor any notice
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of default delivered to Tenant.  Guarantor shall have the rights given to Tenant under the Lease to cure such default. In the event Guarantor so cures, Guarantor shall have the right to proceed against Tenant to collect for any such cure. Landlord agrees that if it is entitled to trigger the commencement of that certain lease by and between Capital Automotive, L.P. and Good News Salisbury, Inc. dated January 10, 1998 referred to in Section 1.02 of such lease as a standby lease, Landlord will take such actions as will permit Guarantor to pursue Tenant for any liability that Tenant would have to Guarantor if Guarantor were the landlord under the Lease, provided that no such actions to be undertaken by Landlord will impair Landlord's rights under the Lease to pursue such remedies against the Tenant as Landlord may have under the Lease.

     6.  Covenants of Landlord.  Landlord hereby covenants that it shall not
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         (a)   increase the Minimum Rent under the Lease;

         (b) agree to an extension of the Lease term (including permitting the Tenant to holdover); or

         (c) permit Tenant to assign its rights and obligations under the Lease.

     7.  General Provisions.
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         (a)   Survival. This Agreement shall be deemed to be continuing in
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nature and shall remain in full force and effect and shall survive the exercise of any remedy by Landlord under the Lease;

         (b)   No Subrogation; No Recourse Against Landlord. Notwithstanding the
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satisfaction by Guarantor of any liability hereunder, Guarantor's rights of subrogation,

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contribution, reimbursement or indemnity, if any, or any right of recourse to or with respect to the assets or property of Tenant, shall be subject and subordinate to the rights of Landlord. Guarantor expressly agrees not to exercise any and all rights of subrogation against Landlord.

         (c)   Entire Agreement; Amendment; Severability. This Agreement
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contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements, whether written or oral, between the parties respecting such matters. Any amendments or modifications hereto, in order to be effective, shall be in writing and executed by Landlord and Guarantor. A determination that any provision of this Agreement is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Agreement to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

         (d)   Governing Law: Binding Effect; Waiver of Acceptance. This
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Agreement shall be governed by and construed in accordance with the laws of the
State of Virginia without regard to conflicts of laws principles thereof. This Agreement shall bind Guarantor, it successors and assigns (but in the event of an assignment, Guarantor shall not be relieved of its obligations hereunder), and shall inure to the benefit of Landlord, its successors and assigns. Guarantor hereby waives any acceptance of this Agreement by Landlord and this Agreement shall immediately be binding upon Guarantor.

         (e)   Notice. All notices, demands, requests or other communications to
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be sent by one party to the other hereunder or required by law shall be in writing and shall be deemed to have been validly given or served by delivery of the same in person to the intended addressee, or certified mail or by depositing the same with Federal Express or another reputable private courier service for next business day delivery to the intended addressee at its address set forth in the last section of this Agreement or at such other address as may be designated by such party as herein provided. All notices, demands and requests shall be effective upon such personal delivery, or one (1) business day after being deposited with the private courier service, or two (2) business days after being deposited in the United States mail as required above. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, demand or request sent. By giving to the other party hereto at least seven (7) days' prior written notice thereof in accordance with the provisions hereof, each party shall have the right from time to time to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

         (f)   No Waiver; Time of Essence. The failure of either party to
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enforce any of the respective rights or remedies hereunder, or to promptly enforce any such rights or remedies, shall not constitute a waiver thereof nor give rise to any estoppel against such party nor excuse any of the parties hereto from their respective obligations hereunder. Any waiver of such right or remedy must be in writing and signed by the party to be bound and must expressly state

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that such right or remedy has been or thereby is waived.  This Agreement is subject to enforcement at law or in equity, including actions for damages or specific performance. Time is of the essence hereof.

         (g)   Captions for Convenience. The captions and headings of the
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section and paragraphs of this Agreement are for convenience of reference only and shall not be construed in interpreting the provisions hereof.

         (h)   Attorney's Fees. In the event it is necessary for Landlord to
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retain the services of an attorney or any other consultants in order to enforce this Agreement, or any portion hereof, Guarantor shall promptly pay to Landlord any and all costs and expenses, including, without limitation, attorney's fees, incurred by Landlord as a result thereof and such costs, fees and expenses shall be included in the costs of the case to the extent the Landlord wins the issue under contest.

         (i)   Successive Actions. Separate and successive actions may be
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brought hereunder to enforce any of the provisions hereof at any time and from time to time. No action hereunder shall preclude any subsequent action, and Guarantor hereby waives any covenants to the maximum extent permitted by law not to assert any defense in the nature of splitting of causes of action or merger of judgments.

         (j)   Reliance.  Landlord would not enter into the Lease without this
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Agreement. Accordingly, Guarantor intentionally, irrevocably and unconditionally enters into the covenants and agreements as set forth above and understand that, in reliance upon and in consideration of such covenants and agreements, the Lease has been made.


     IN WITNESS WHEREOF, Guarantor has executed this Agreement under seal as of the day and year first above written.

                                             GUARANTOR:

ATTEST/WITNESS:                              GOOD NEWS SALISBURY, INC.

/s/ David A. Vorhis                          By: /s/ Roy L. Meyers, Jr.
Name:  David A. Vorhis                       Name:  Roy L. Meyers, Jr.
                                             Title:  President

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